Exhibit 10.2

TESSCO TECHNOLOGIES INCORPORATED

RESTRICTED STOCK AWARD

THIS RESTRICTED STOCK AWARD (this “Award”) is made as of the 31st day of August, 2006 (the “Grant Date”), by and between TESSCO TECHNOLOGIES INCORPORATED, a Delaware corporation (the “Company”), and ROBERT B. BARNHILL, JR. (“Grantee”).

EXPLANATORY STATEMENT

The Company and Grantee have entered into an Employment Agreement dated August 31, 2006 (the “Employment Agreement”) pursuant to which Grantee continues to be employed by the Company as Chairman of the Board, President, and Chief Executive Officer. As provided in the Employment Agreement, as an additional incentive to Grantee to further the Company’s growth and success, the Company has agreed to grant and issue to Grantee, pursuant to the Company’s 1994 Stock and Incentive Plan, as amended (the “Plan”) one hundred thousand shares of the Company’s common stock, par value $0.01 per share, subject to the restrictions and conditions set forth in this Award.

NOW, THEREFORE, in consideration of the mutual promises set forth below, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, and to evidence the grant of and to set forth the terms and conditions governing the grant and ownership of the Award Shares (as defined below) and the parties’ other agreements related thereto, Grantee and the Company agree as follows:

AGREEMENTS

Section 1.               Grant. The Company hereby grants to Grantee as of the Grant Date, and Grantee hereby accepts from the Company, one hundred thousand (100,000) shares of Common Stock (the “Award Shares”), subject to the terms and conditions set forth in this Award. All Award Shares shall be deemed fully paid and nonassessable.

Section 2.               Defined Terms. The following capitalized terms have the meanings set forth below:

“Board” means the Board of Directors of the Company.

“Cause” has the meaning ascribed to it in the Employment Agreement.

“Change in Control” has the meaning ascribed to it in the Employment Agreement.

“Common Stock” means the Company’s common stock, par value $.01 per share.

“Disability” has the meaning ascribed to it in the Employment Agreement.

“Fiscal Year” means a fiscal year of the Company.

“Good Reason” has the meaning ascribed to it in the Employment Agreement.

“Nonvested Shares” means, at any given time, all of those Award Shares that are not Vested Shares.

“Shares” means the Company’s Common Stock.

“Transfer” means (i) to sell, assign, transfer, convey, pledge, hypothecate, or otherwise encumber or dispose of, either voluntarily or by operation of law (whether by virtue of execution, attachment, or similar process) or (ii) a sale, assignment, transfer, conveyance, pledge, hypothecation, or other encumbrance or disposition, either voluntarily or by operation of law (whether by virtue of execution, attachment, or similar process).

“Vested Shares” means, at any given time, those Award Shares that have vested as provided in Section 3.

Section 3.               Vesting and Forfeiture of Award Shares.

3.1.          In General. As of the Grant Date, all of the Award Shares shall be Nonvested Shares. Except as otherwise provided below, ten percent (10%) of the original number of Award Shares (or such number of Award Shares as shall take into account any adjustment made pursuant to Section 3.4) shall vest on the last day of each Fiscal Year, commencing with the last day of the Fiscal Year ending in 2007 and continuing through the last day of the Fiscal Year ending in 2016. For the avoidance of doubt, the Award Shares shall vest pursuant to the foregoing sentence on an annual basis rather than on a daily basis.

3.2.          Accelerated Vesting. Notwithstanding any other provision of this Award, any and all Nonvested Shares shall vest immediately effective upon:

(a)           Termination of Grantee’s employment by the Company other than for Cause;

(b)           Termination of Grantee’s employment by Grantee for Good Reason;

(c)           Termination of Grantee’s employment either by the Company or by Grantee on account of Disability;

(d)           The death of Grantee; or

(e)           the occurrence of a Change in Control.

3.3.          Forfeiture of Nonvested Shares. If Grantee’s employment is terminated by the Company for Cause or by Grantee other than for Good Reason or on account of Disability, any and all Nonvested Shares shall immediately be forfeited and returned to the Company without compensation to Grantee, and this Award shall terminate and be of no further force and effect.

3.4.          Adjustment of Shares. In the event of any change in the outstanding Common Stock resulting from a subdivision or consolidation of shares, whether through reorganization, recapitalization, share split, reverse share split, share distribution, or combination of shares or the payment of a share dividend, the Award Shares, whether Vested Shares or Nonvested Shares, shall be treated in the same manner in any such transaction as other outstanding shares of Common Stock. Any shares of Common Stock or other securities received by Grantee with respect to any Nonvested Shares in any such transaction shall be subject to the same restrictions and conditions as the Nonvested Shares with respect to which such Common Stock or other securities were received and, in the case of shares of Common Stock, such shares shall constitute Nonvested Shares for purposes of this Award.

Section 4.               Restrictions on Transfer. Grantee may not Transfer any Nonvested Shares, and any purported Transfer of Nonvested Shares shall be ineffective. Grantee shall have the full and unencumbered ownership of and right to Transfer and otherwise deal with all Vested Shares as Grantee deems fit, subject only to such restrictions as may be imposed by federal and state securities laws.

Section 5.               Rights as Stockholder. Except as provided in Section 4, Grantee shall be entitled to all of the rights of a stockholder with respect to Award Shares (except Award Shares that have been forfeited), including the right to vote such shares and to receive dividends and other distributions payable with respect to such shares after the Grant Date.

Section 6.               Certificates.

6.1.          Escrow of Certificates. Certificates evidencing Nonvested Shares shall be issued in Grantee’s name promptly after the Grant Date, but such certificates shall be held in escrow by the Company. As and when Nonvested Shares from time to time vest, Grantee shall be entitled to receive possession of certificates evidencing such Vested Shares, subject only to such restrictions as may be imposed by federal and state securities laws.

6.2.          Restrictive Legends. Each certificate representing Award Shares will be stamped with the following legends:

THE VESTING, FORFEITURE, SALE, AND TRANSFER OF THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A RESTRICTED STOCK AWARD BETWEEN THE ISSUER AND THE SHAREHOLDER DATED AS OF AUGUST 31, 2006. A COPY OF THIS AGREEMENT IS ON FILE IN THE PRINCIPAL OFFICE OF THE ISSUER AND WILL BE FURNISHED, UPON REQUEST AND WITHOUT CHARGE, TO ANY PERSON HAVING A VALID INTEREST THEREIN.

Section 7.               Withholding and Taxes.

7.1.          In General. The Company shall have the right to require Grantee to remit to the Company, or to withhold from other amounts payable to Grantee, as compensation or otherwise, an amount sufficient to satisfy any and all federal, state, and local withholding tax requirements when such amounts become due, if applicable.

7.2.          Notice to Grantee. The Company shall endeavor to give written notice to Grantee no later than ten (10) days before the date by which the Company must collect or withhold any taxes relating to this Award of the date any such taxes must be received by the Company and an estimate of the amount of such taxes.

7.3.          Surrender of Award Shares to Pay Taxes. Grantee may elect, by written notice to the Company at least five (5) days before the date on which such taxes must be received by the Company, to surrender a whole number of Vested Shares having a fair market value that equals or exceeds the amount of the withholding taxes. To the extent that the number of Vested Shares so surrendered exceeds the amount of the withholding taxes, the Company shall, in lieu of issuing any fractional shares, remit in cash the difference (if any) between the value of the Award Shares surrendered and the withholding taxes due to Grantee as soon as administratively feasible after Grantee surrenders the Award Shares. The Board, in the exercise of its sole discretion, shall (consistent with Section 7.4) determine both the fair market value of such Award Shares surrendered pursuant to this Section 7.3 and the date as of which such valuation occurs.

7.4.          “Fair Market Value.” The “fair market value” of Award Shares on any given day means the average closing price per share of such shares on the ten consecutive trading days ending two days before the date of such determination; or, if not listed on any such exchange or quotation system, the average of the bid and asked prices of the shares as reported by the National Association of Securities Dealers as of the day before the date of the determination of the fair market value; or, if not so reported, the fair market value of the shares as of the day before the date of such determination as determined in good faith by the Board.

Section 8.               Miscellaneous.

8.1.          Notices. Any notice or communication required or permitted by this Award will be deemed to be received by the party to whom the notice or communication is addressed if delivered in person or by commercial courier service or sent by first class mail, postage prepaid: if to the Company, addressed to the attention of the Company’s Chief Financial Officer at the Company’s principal office in the State of Maryland and, if to Grantee, addressed to Grantee to the address set forth below Grantee’s signature to this Award or at the address reflected in the Company’s records; or in either case to such other address as either party notifies the other in accordance with this Section.

8.2.          Entire Agreement. This Award, taken together with the Employment Agreement, contains the entire agreement between the parties, and supersedes any prior agreements or understandings between them, relating to the subject of this Award.

8.3.          Change in Fiscal Year. Notwithstanding any other provision hereof, in the event of a change in the period of time constituting the fiscal year of the Company, equitable adjustments shall be made to those terms hereof that are dependent upon a determination of fiscal year, as may be reasonably determined by the Company upon approval of the Board in good faith, but no such change in fiscal year shall materially increase or decrease the benefits and burdens of the parties hereunder.

8.4.          Governing Law. The validity, construction and effect of this Award, and any rules and regulations relating thereto, shall be determined in accordance with federal law and the laws of the State of Delaware (without regard to any provision that would result in the application of the laws of any other state or jurisdiction).

8.5.          Severability. If any provision of this Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction, such provision shall be construed or deemed amended to conform to applicable laws, or, if it cannot be so construed or deemed amended without, in the determination of the Board, materially altering the intent of this Award, such provision shall be stricken as to such jurisdiction and the remainder of this Award shall remain in full force and effect.

8.6.          Amendment of Award. This Award may not be amended except in writing and executed by both parties hereto, and no course of conduct by either party or between the parties will be deemed to amend the terms and conditions of this Award, unless such amendment is reduced to writing and executed by both parties (subject, however, to Section 8.3 hereof).

8.7.          Waiver. The waiver of any breach of any provision of this Award by either of the parties shall not constitute or operate as a waiver of any other breach of any provision of this Award, and any failure to enforce any provision of this Award in any particular instance shall not operate as a waiver of any existing or future rights, duties, or obligations arising out of this Award.

8.8.          No Fractional Shares. No fractional shares of Common Stock shall be issued or delivered pursuant to this Award, and the Board shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional shares or whether such fractional shares or any rights thereto shall be canceled, terminated, or otherwise eliminated.

8.9.          Headings. The headings and subheadings in this Award are for convenience of reference only and shall not be given any effect in the interpretation of this Award.

8.10.        Counterparts. This Award may be executed in two or more counterparts, each of which shall be deemed an original but all of which taken together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the parties have caused this Restricted Stock Award to be executed as of the Grant Date.

Witness/Attest:	TESSCO Technologies Incorporated

/s/	By:	/s/ David Young	(seal)
David Young
Senior Vice President and
Chief Financial Officer

/s/	By:	/s/ Robert B. Barnhill, Jr.	(seal)
Robert B. Barnhill, Jr.

6316 Mossway
Baltimore, MD 21212